UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 27, 2004

Mercury Air Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7134	11-1800515

(State or other	(Commission File Number)	(IRS Employer Identification No.)
jurisdiction of incorporation)

5456 McConnell Avenue, Los Angeles, California	90066

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(310) 827-2737

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement

     On October 27, 2004 Mercury Air Group, Inc. (the “Company”) and Bank of America, N. A. (the “Lender”) executed the First Amendment to Loan Agreement effective November 1, 2004 (the “First Amendment”) that amends certain terms and conditions to the Loan Agreement dated as of July 29, 2004 between the Company and the Lender including allowing the Company to pay cash dividends not to exceed $17,500,000 by June 30, 2005. The Loan Agreement, as amended by the First Amendment, will expire on July 31, 2007, or earlier under certain conditions, and provides for cash advances and letters of credit up to the lesser of $30,000,000 or the Borrowing Base (the “Credit Facility”). The Borrowing Base, as defined in the Credit Facility, as amended by the First Amendment, is determined monthly and will be equal to the sum of: (a) 80% of the balance due on Domestic Acceptable Receivables less (b) $2,000,000. The Credit Facility continues to bear interest equal to the Bank’s Prime Rate.

     The Credit Facility contains certain financial covenants which will require the Company to maintain: (1) a minimum amount of Tangible Net Worth, as defined in the First Amendment and (2) a minimum Basic Fixed Charge Ratio, as defined in the First Amendment. The First Amendment also limits the amount the Company can expend during any fiscal year for capital expenditures to $2,000,000 and prohibits stock repurchases and the payments of cash dividends, except for cash dividends in an amount not to exceed $17,500,000 to be paid by June 30, 2005. The Credit Facility also limits the amount of additional debt the Company can incur for transactions not considered to be in the ordinary course of the Company’s business.

Item 8.01. Other Events

     On October 27, 2004 the Company issued a press release announcing that it had reached agreement with its lender to permit payment of the $17.5 million one-time special cash dividend authorized by the Company’s Board of Directors on October 6, 2004. The one-time special cash dividend of $5.70 per common share will be paid on November 5, 2004. The press release is incorporated herein to this Form 8-K by reference and a copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

               (c) Exhibits.

Exhibit
Number
10.1	First Amendment to Loan Agreement dated as of November 1, 2004 among Bank of America, N.A. and Mercury Air Group, Inc. and certain of its subsidiaries.

99.1	Press Release of Mercury Air Group, Inc., dated October 27, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY AIR GROUP, INC.

(Registrant)

Date	October 28, 2004	/S/ Robert Schlax

Robert Schlax
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1	First Amendment to Loan Agreement dated as of November 1, 2004 among Bank of America, N.A. and Mercury Air Group, Inc. and certain of its subsidiaries.
99.1	Press Release of Mercury Air Group, Inc., dated October 27, 2004.